Exhibit (h)(9)

June 21, 2013

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

Attention: A. Elizabeth Howard, Vice President

Re:	Calamos Investment Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two new series of shares to be known as Calamos Dividend Growth Fund and Calamos Mid Cap Growth Fund (the “Additional Portfolios”).

In accordance with Section 8.6, the Additional Portfolio provision, of the Master Services Agreement by and among each registered management investment company party thereto, including the Fund (collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”) dated as of March 15, 2004, as amended (the “Agreement”), the undersigned Fund hereby requests that State Street act as Agent for the Additional Portfolios under the terms and conditions of the Agreement. In connection with such request: (i) the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement; and (ii) for the avoidance of doubt, the undersigned Funds do hereby acknowledge and confirm to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among the Funds and State Street shall also apply to the Additional Portfolios and the Additional Portfolios and the Funds agree to be bound by all of the terms and conditions of the Third Side Letter.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

CALAMOS INVESTMENT TRUST
on behalf of: Calamos Dividend Growth Fund and Calamos Mid Cap Growth Fund

By:	/s/ Nimish Bhatt
Name:	Nimish Bhatt
Title:	Vice President, Chief Financial Officer, Duly Authorized

EACH REGISTERED MANAGEMENT INVESTMENT COMPANY PARTY TO THE AGREEMENT AND THIRD SIDE LETTER

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary

Calamos Additional Portfolio Letter

June 21, 2013

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date: July 26, 2013